Exhibit 10.01

EXCHANGE AGREEMENT

This Exchange Agreement, dated as of March 8, 2021, (this “Agreement”) by and among Mountain High Acquisitions Corp., a Colorado corporation (“MYHI”), on the one hand, and those persons listed on the signature page attached hereto, (the “Shareholders”) and Kafkaford Holdings Inc., a California corporation, dba Certain Supply (“CS”), on the other hand. For purposes of this Agreement, MYHI, CS, and the Shareholders are sometimes collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, the Shareholders own all of the shares of the Common Stock of CS (the “CS Shares”) which represent all of the capital stock of CS; and

WHEREAS, (i) the Shareholders and CS believe it is in their respective best interests for the Shareholders to exchange 100% of the CS Shares for 48,076,923 restricted shares of the common stock of MYHI in accordance with and as determined by the provisions set forth in Article I (the “MYHI Shares”); and (ii) MYHI believes it is in its best interest and the best interest of its stockholders to acquire the CS Shares in exchange for the MYHI Shares all upon the terms and subject to the conditions set forth in this Agreement (the “Exchange”); and

WHEREAS, it is the intention of the parties that the Exchange shall qualify as a transaction exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, it is the intention of the parties that upon the Closing (as hereinafter defined), CS shall become a wholly owned subsidiary of MYHI.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

1.
EXCHANGE OF CS SHARES FOR MYHI SHARES

A. Agreements to Exchange CS Shares for MYHI Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Shareholders shall assign, transfer, convey and deliver the CS Shares to MYHI and, in consideration and exchange for the CS Shares, MYHI shall issue, transfer, convey and deliver the MYHI Shares to the Shareholders in the allocations set forth on Schedule I as set forth in Section 1.2.

B. The MYHI Shares.

1. All of the MYHI Shares shall be issued to the Shareholders at Closing and shall be deemed to be outstanding, fully paid, validly issued and non-assessable.

2. In the event that the Employment Agreement is terminated by MYHI for Cause (as defined therein) or by David Aquino (“Aquino”) without Good Reason (as defined therein) (each, a “Forfeiture Event”) at any time prior to the expiration of the two year anniversary of the Closing, Aquino shall return the MYHI Shares issued to Aquino at the Closing to the extent they have not vested pursuant to this Section 1.2(b) (the “Unvested Shares”). The Unvested Shares shall vest at a rate of 1/24 of the shares (adjusted for any stock splits, recapitalization and similar actions) each month over a 24-month period beginning on the Closing Date and ending on the second anniversary of the Closing Date, with appropriate adjustment for any partial month.

3. Upon the occurrence of a Forfeiture Event, the then Unvested Shares shall be automatically deemed forfeited and Aquino shall have no further right, title or interest in such Unvested Shares.

4. Notwithstanding any other provisions of this Section 2, 100% of the then Unvested Shares shall vest in full immediately prior to, but conditioned upon the termination of the Employment Agreement by MYHI for a reason other than Cause (as defined in the Employment Agreement), or the termination of the Employment Agreement by Aquino for Good Reason (as defined in the Employment Agreement).

5. Aquino may not sell, transfer, encumber or other dispose of any Unvested Shares to the extent they have not vested pursuant to Section 1.2(b) or Section 1.2(d), except to Aquino’s spouse or to a trust for estate planning purposes, provided that the transferee agrees in writing to take such shares to all the terms and conditions of this Section 1.2. Aquino understands that the certificates evidencing the Unvested Shares shall bear a legend reflecting such restriction to the extent that they have not vested pursuant to Section 1.2(b) or Section 1.2(d), and that MYHI shall have the right to instruct its transfer agent to have such restriction and any forfeiture reflected on its transfer books.

6. Subject to the provisions of this Agreement, Aquino may exercise all rights and privileges of a stockholder of MYHI with respect to the Unvested Shares.

7. Aquino understands that Aquino may elect to be taxed at the time the Unvested Shares are purchased rather than when and as the forfeiture risk lapses by filing an election, in the form attached hereto as Exhibit A, under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of purchase of the Unvested Shares. Aquino shall notify the Company in writing if Aquino files an election pursuant to Section 83(b).

C. Closing and Actions at Closing. The closing of the Exchange (the “Closing”) shall take place remotely concurrently with the execution of this Agreement via the exchange of documents and signatures on the date of this Agreement (the “Closing Date”).

D. Restrictions on MYHI Shares. The MYHI Shares have not been registered and are being and will be issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws, based on the suitability and investment representations made by the Shareholders to MYHI. The MYHI Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificates representing the MYHI Shares will bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

2.
REPRESENTATIONS AND WARRANTIES OF MYHI

MYHI represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

A. Corporate Organization.

1. MYHI is a corporation duly organized, validly existing and in good standing under the laws of Colorado, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of MYHI. “Material Adverse Effect” means, when used with respect to a Party, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of such Party, or materially impair the ability of such Party to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

2. Copies of the Articles of Incorporation and Bylaws of MYHI with all amendments thereto, as of the date hereof (the “MYHI Charter Documents”), have been, or will be upon request, furnished to the Shareholders, and such copies are accurate and complete as of the date hereof.

B. Capitalization of MYHI.

1. The authorized capital stock of MYHI consists of: (i) 500,000,000 shares of common stock, par value $0.001, of which 450,510,432 shares of common stock are issued and outstanding before the issuance of the MYHI Shares pursuant to this Agreement; and (ii) 250,000,000 shares of preferred stock, par value $0.001, of which there are 100,000 shares of preferred stock which are issued and outstanding. The Company has entered into Securities Purchase Agreements to issue an aggregate of 4,791,667 shares of its common stock to three investors which it plans to do by issuing preferred shares convertible into such number of common shares.

2. All of the issued and outstanding shares of common stock of MYHI immediately prior to the Exchange are, and all MYHI shares when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and will have been issued free of preemptive rights of any security holder.

C. Outstanding Derivative Securities. Except for preferred shares, there are no derivative securities of MYHI outstanding, including options, warrants, rights (including conversion or preemptive rights and rights of first refusal and similar rights) pursuant to which the holder thereof has the right to receive any equity securities of MYHI, or agreements to purchase, acquire or receive from MYHI any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock of MYHI.

D. Authorization, Validity and Enforceability of Agreements. MYHI has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively the “Agreements”) to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Agreements by MYHI and the consummation by MYHI of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of MYHI, and no other corporate proceedings on the part of MYHI are necessary to authorize the Agreements or to consummate the transactions contemplated hereby and thereby. The Agreements constitute the valid and legally binding obligation of MYHI and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. MYHI does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other party in order for it to consummate the transactions contemplated by any of the Agreements, resulting from the issuance of the MYHI shares in connection with the Exchange.

E. No Conflict or Violation. Neither the execution and delivery of the Agreements by MYHI, nor the consummation by MYHI of the transactions contemplated thereby will: (i) contravene, conflict with, or violate any provision of the MYHI Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which MYHI is subject; (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which MYHI is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of MYHI’s assets, including without limitation, the MYHI Shares.

F. Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of MYHI, currently threatened against MYHI or any of its affiliates, that may affect the validity of this Agreement or the right of MYHI to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. Neither MYHI nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

G. Financial Statements. MYHI’s financial statements for the fiscal year ended March 31, 2020 (the “MYHI Financial Statements”) as set forth on the Form 10-K of MYHI filed on July 1, 2020 (the “Form 10-K”) have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis. The MYHI Financial Statements fairly present the financial condition and operating results of MYHI as of the date, and for the period, indicated therein. MYHI is in the process of bringing current its filings with the Securities Exchange Commission.

H. Absence of Undisclosed Liabilities. Except as specifically disclosed herein or in the Form 10-K: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) MYHI has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than incurred in the ordinary course of business; (C) MYHI has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) MYHI has not made any loan, advance or capital contribution to or investment in any person or entity; and (E) MYHI has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business.

3.
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS RELATING TO CS

Each Shareholder represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to CS, are true and complete as of the date hereof.

A. Organization. CS is a corporation duly organized, validly existing, and in good standing under the laws of California and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business as it is now being conducted, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of CS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or Bylaws, or similar documents. CS has taken all actions required by law, its Bylaws and Articles of Incorporation, or otherwise to authorize the execution and delivery of this Agreement. CS has full power, authority, and legal capacity and has taken all action required by law, and otherwise to consummate the transactions herein contemplated.

B. Capital Stock. The issued and outstanding CS Shares are validly issued, fully paid, and non-assessable and were not issued in violation of the preemptive or other rights of any person. Other than the CS Shares, there are no other shares of capital stock outstanding or issuable.

C. Liabilities. Except as set forth in the CS Financial Statements (as defined below) or incurred in the ordinary course of business since the Balance Sheet Date (as defined below), CS has no material liabilities, other than: (i) the Note (as defined below); (ii) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date; (iii) obligations under contracts and commitments incurred in the ordinary course of business; and (iv) obligations and liabilities incurred that are not material, individually or in the aggregate.

D. No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which CS is a party or to which any of its assets, properties or operations are subject.

E. Approval of Agreement. The directors of CS have authorized the execution and delivery of this Agreement by CS and have approved this Agreement and the transactions contemplated hereby.

F. Valid Obligation. This Agreement and all agreements and other documents executed by CS and the Shareholders in connection herewith constitute the valid and binding obligation of CS or the Shareholders as the case may be, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

G. Compliance with Law. The business of CS has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. CS has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

H. Financial Statements. CS' unaudited financial statements for the fiscal year ended December 31, 2020 and for the one month period ended January 31, 2021 (the “Balance Sheet Date”) as provided to MYHI (together, the "CS Financial Statements") fairly present in all material respects the financial condition and operating results as of the dates and for the periods, indicated therein.

I. Absence of Material Adverse Effect; Undisclosed Liabilities. (A) Since the Balance Sheet Date, there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; and (B) since the Balance Sheet Date, CS has not declared or made any distribution of cash or property to its Shareholders.

J. Acquisition for Investment. The Shareholders are acquiring the MYHI Shares solely for their own account and not with a view to or for sale in connection with the distribution thereof. The Shareholders have such knowledge and experience in financial and business matters such that the Shareholders are capable of evaluating the merits and risks of an acquisition of capital in MYHI.

4.
REPRESENTATIONS AND WARRANTIES OF CS SHAREHOLDERS

Each Shareholder hereby represents and warrants to MYHI with respect to himself or herself:

A. Authority. The Shareholder has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to perform such Shareholder’s obligations under this Agreement. This Agreement has been duly and validly authorized and approved, executed and delivered by the Shareholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties hereto other than the Shareholders, this Agreement is duly authorized, executed and delivered by the Shareholder and constitutes the legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with the terms of this Agreement, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

B. No Conflict. Neither the execution or delivery by the Shareholder of this Agreement nor the consummation or performance by the Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) if the Shareholder is an entity, contravene, conflict with, or result in a violation of any provision of the organizational documents of the Shareholder; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the Shareholder is a party or by which the properties or assets of the Shareholder is bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which the Shareholder, or any of the properties or assets of the Shareholder, may be subject.

C. Litigation. There is no pending action against the Shareholder or CS that involves the CS Shares or CS or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of CS and, to the knowledge of the Shareholder, (a) no such action has been threatened, and (b) no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such action.

D. Ownership of Shares. The Shareholder is both the record and beneficial owner of the CS Shares as set forth on Schedule I opposite the Shareholder’s name, and all of the CS Shares represent all of the capital stock of CS. There are no rights in favor of any other person to obtain any capital stock or other equity securities of CS. The Shareholder has and shall transfer at the Closing, good and marketable title to the CS Shares set forth on Schedule I opposite the Shareholder’s name, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

5.
CONDITIONS TO OBLIGATIONS OF CS AND THE CS SHAREHOLDERS

The obligations of CS and the Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by CS or the Shareholders, as the case may be, in their sole discretion:

A. Representations and Warranties of MYHI. All representations and warranties made by MYHI in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

B. Agreements and Covenants. MYHI shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

C. Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date.

D. No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of MYHI shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

E. Documents. MYHI shall have caused the following to be delivered to the Shareholders:

1. this Agreement duly executed;

2. treasury order to the Company’s transfer agent with respect to share certificates evidencing the applicable portion of the MYHI Shares to the respective shareholders;

3. An Employment Agreement (the “Aquino Employment Agreement”) between MYHI and Aquino substantially in the form of Exhibit B shall have been executed pursuant to which Aquino will be employed by MYHI as its Chief Operating Officer and appointed to MYHI’s Board of Directors and by CS as its President and Chief Executive Officer;

4. evidence that the requisite corporate approvals have been obtained to appoint Aquino as a member of MYHI’s Board of Directors and as President and Chief Executive Officer of CS effective as of the Closing;

5. delivery of a three year promissory note issued by CS in favor of Aquino bearing interest at the rate of 3% per annum and due on the third anniversary of the date hereof (the “Note”); and

6. such other documents as CS or the Shareholders may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of MYHI, (B) evidencing the performance of, or compliance by MYHI with any covenant or obligation required to be performed or complied with by MYHI, (C) evidencing the satisfaction of any condition referred to in this Article V, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

F. No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or would reasonably be expected to result in a Material Adverse Effect on or with respect to MYHI.

6.
CONDITIONS TO OBLIGATIONS OF MYHI

The obligations of MYHI to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by MYHI in its sole discretion:

A. Representations and Warranties of CS and the Shareholders. All representations and warranties made by CS and the Shareholders shall be true and correct in all material respects on and as of the Closing Date.

B. Agreements and Covenants. CS and the Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

C. Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

D. No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of CS shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

E. No Material Adverse Effect. There shall not have been any event, occurrence or development with respect to CS that has resulted or would reasonably be expected to result in a Material Adverse Effect.

F. Documents. CS and/or the Shareholders must deliver to MYHI at the Closing:

1. This Agreement to which the CS and the Shareholders are each a party, duly executed;

2. Such other documents as MYHI may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of CS and the Shareholders, (B) evidencing the performance of, or compliance by CS and the Shareholders with, any covenant or obligation required to be performed or complied with by CS and the Shareholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Article VI, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

3. Assignment to MYHI of the CS Shares in such form as reasonably acceptable to MYHI.

4. The Aquino Employment Agreement shall have been executed.

7.
COVENANTS

A. Announcements. The Shareholders, on the one hand, and MYHI (or CS after the Closing), on the other hand, shall not make any public announcement regarding the Exchange or this Agreement without the prior approval of the other; provided, however, that MYHI is permitted to reference the Exchange in its reports filed with the Securities and Exchange Commission as required by applicable securities laws and shall give the Shareholders a reasonably opportunity to review in advance of such filing.

B. Post-Closing Obligations of MYHI. MYHI shall use its commercially reasonable efforts to bring its securities filing current as soon as practicable. From and after such date, MYHI shall use its commercially reasonable efforts to file its periodic reports on a timely basis.

C. Intended Tax Treatment. The parties hereto acknowledge and agree that the receipt of the MYHI Shares in the Exchange is intended to be a tax-deferred exchange pursuant to Section 368(a)(1)(B). The Exchange is intended to be treated as a “reorganization” within the meaning of Section 368(a) of the Code, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and Section 1.368-3. Each of the parties intend to report the Exchange as a reorganization within the meaning of Section 368(a) of the Code on its U.S. federal income Tax Return for the taxable year including the Closing Date. MYHI makes no representations or warranties to CS or to the Shareholders regarding the tax treatment of the Exchange.

8.
SURVIVAL AND INDEMNIFICATION

A. Survival of Provisions. The respective representations and warranties of each of the Parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the 18 month anniversary of the Closing Date (the “Survival Period”). None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Each Party shall indemnify and hold harmless the other Party for any losses incurred as a result of a breach of the representations and warranties or covenants made by such other Party hereunder. The right to indemnification, payment of damages or other remedy based on the inaccuracy or breach of representations or warranties of the applicable Party or based on the breach or non-fulfillment of any covenant, agreement or obligation to be performed by such Party pursuant to this Agreement, will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations. The aggregate amount for which an indemnifying Party shall be liable pursuant to this Section shall not exceed: (a) in the case of a Shareholder, an amount equal to the MYHI Shares paid to such Shareholder on the date of this Agreement (with respect to Aquino, minus the value of any shares that are forfeited pursuant to Section 1.2 of this Agreement); and (b) in the case of MYHI, an amount equal to the MYHI Shares on the date of this Agreement.

9.
MISCELLANEOUS PROVISIONS

A. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

B. Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

C. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing (a) when delivered personally, (b) 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses; or (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient to the following email addresses:

If to CS or the Shareholders:

David Aquino

30 Cipresso

Irvine, CA 92618

Email: daquino0@gmail.com

With a copy to (which shall not constitute notice):

DLA Piper LLP (US)

2000 University Ave

East Palo Alto, CA 94303

Attn: Cisco Palao-Ricketts, Esq.

Email: cisco.palao-ricketts@us.dlapiper.com

If to MYHI, to:

4350 Executive Drive, Suite 200

San Diego, CA 92121

Mountain High Acquisitions Corp.

Attn: Raymond Watt

Email: watt.raymond@gmail.com

With a copy to (which copy shall not constitute notice):

David Ficksman, Esq.

TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, California 90067

Email: DFicksman@troygould.com

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.3 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 9.3.

D. Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement. For avoidance of doubt, no representation has been made by or on behalf of MYHI as to the tax effects of the transactions contemplated by this Agreement, other than in this Agreement.

E. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

F. Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

G. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax, email and PDF copies shall be considered originals for all purposes.

H. Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of California, and/or the U.S. District Court for the Central District of California, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.3.

I. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

J. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California without giving effect to the choice of law provisions thereof.

K. Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

L. Conflict Waiver; Attorney-Client Privilege.

1. Each of the Parties hereby acknowledges and agrees that DLA Piper LLP (US) (“DLA Piper”) has served as counsel to CS in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and that, following Closing and the transactions contemplated by this Agreement, DLA Piper (or any successor) may serve as counsel to any of the Shareholders in connection with any litigation, claim or obligation arising out of or relating to this Agreement, or any of the transactions contemplated by this Agreement notwithstanding such representation, and each of the Parties hereto hereby consents thereto and waives any conflict of interest arising therefrom and each of such Parties shall cause any affiliate thereof to consent to waive any conflict of interest arising from such representation.

2. All parties further agree that, as to all communications among DLA Piper and the Shareholders and their respective affiliates (individually and collectively, the “Shareholder Group”) that relate in any way to the transactions contemplated by this Agreement, the attorney-client privilege and the exception of client confidence belongs solely to the Shareholder Group and may be controlled only by the Shareholder Group and shall not pass to or be claimed by MYHI or CS, because the interests of MYHI and its affiliates were directly adverse to CS and the Shareholders at the time such communications were made. This right to the attorney-client privilege shall exist even if such communications may exist on CS’s computer system or in documents in CS’s possession. Notwithstanding the foregoing, in the event that a dispute arises among the MYHI, CS, and a person other than a Party to this Agreement after the Closing, CS may assert the attorney-client privilege to prevent disclosure to such third-party of confidential communications by DLA Piper to CS; provided, however, that CS may not waive such privilege without the prior written consent of Aquino.

[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KAFKAFORD HOLDINGS INC.

By: ___________________________ David Aquino Chief Executive Officer

SHAREHOLDERS: ___________________________ David Aquino ___________________________ Gwen Aquino

[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT] IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. MOUNTAIN HIGH ACQUISITIONS CORP. (“MYHI”)

By: ___________________________
Name: Raymond Watt
Title: Chief Executive Officer

Schedule I

Shareholder Name	No. of CS Shares	% MYHI Shares	No. of MYHI Shares
David Aquino	8,500	85%	40,865,385
Gwen Aquino	1,500	15%	7,211,538

EXHIBIT A

SECTION 83(b) ELECTION NOTICE

Date: ___________________

Internal Revenue Service

________________________

________________________

Re: Election Under Section 83(b) of the Internal Revenue Code of 1986

Ladies and Gentlemen:

The following information is submitted pursuant to Treas. Reg. §1.83-2 in connection with this election by the undersigned under Section 83(b) of the Internal Revenue Code of 1986, as amended.

1.	The name, address and taxpayer identification number of the taxpayer are:

Name: David Aquino (the “Taxpayer”)

Address: __________________________________
__________________________________________

Soc. Sec. No.: _____________________________

2.	The following is a description of each item of property with respect to which the election is made:

40,865,385 shares of the Common Stock of Mountain High Acquisitions Corp., a Colorado corporation (the “Stock”) purchased from Mountain High Acquisitions Corp. (the “Company”) pursuant to a purchase agreement.

3.	The property was transferred to the undersigned on:

March 8, 2021.

The taxable year for which the election is made is:

Calendar 2021.

4.	The nature of the restriction to which the property is subject:

The Stock may be subject to forfeiture by the Taxpayer upon the occurrence of certain events. This risk of forfeiture lapses monthly over 24 months with regard to a portion of the Stock based on the continued performance of services by the Taxpayer to the Company during that period.

5.	The following is the fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of each property with respect to which the election is made:

$1,021,634.63 of Unvested Shares (40,865,385 shares at $0.025 per share).

6.	The following is the amount paid for the property:

$1,021,634.63 of Unvested Shares

7.	A copy of this election has been furnished to the Company for which services are performed by the undersigned.

Please acknowledge receipt of this election by signing or stamping the enclosed copy of this letter and returning it to the undersigned in the enclosed, self-addressed stamped envelope.

Very truly yours,

David Aquino

Enclosures

cc: Mountain High Acquisitions Corp.

EXHIBIT B

EMPLOYMENT AGREEMENT